Exhibit 3.1

ANNEX B

Form of Certificate of Merger

CERTIFICATE OF MERGER

of

HPC & AI MEGACORP, INC.
(a Delaware corporation)

with and into

STRONGHOLD DIGITAL MINING, INC.
(a Delaware corporation)

(Under Section 251 of the General Corporation Law of the State of Delaware)

Dated: March 14, 2025

Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (as amended, the “DGCL”), Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), in connection with the merger of HPC & AI Megacorp, Inc., a Delaware corporation (“Merger Sub”), with and into the Company (the “Merger”), does hereby certify:

FIRST: The name, jurisdiction of organization, state of domicile and type of entity of each of the constituent entities to the Merger are as follows:

Name	Jurisdiction of Organization and State of Domicile	Type of Entity

HPC & AI Megacorp, Inc.	Delaware	Corporation

Stronghold Digital Mining, Inc.	Delaware	Corporation

SECOND: An Agreement and Plan of Merger by and among Bitfarms Ltd., a corporation organized under the Business Corporations Act (Ontario), Backbone Mining Solutions LLC, a Delaware limited liability company, Merger Sub and the Company, dated as of August 21, 2024 (the “Merger Agreement”), has been approved, adopted, executed and acknowledged by each constituent entity with respect to the Merger in accordance with Section 251 of the DGCL.

THIRD: Upon the effectiveness of the Merger, the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Entity”). The name of the Surviving Entity shall be “Stronghold Digital Mining, Inc.”

FOURTH: Upon the effectiveness of the Merger, the certificate of incorporation of the Surviving Entity shall be amended and restated in its entirety in the form attached hereto as Exhibit A.

FIFTH: An executed copy of the Merger Agreement is on file at the office of the Surviving Entity at 595 Madison Avenue, 28th Floor, County of New York, New York, NY 10022.

SIXTH: An executed copy of the Merger Agreement will be furnished by the Surviving Entity on request, without cost, to any stockholder of the constituent corporations.

SEVENTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be duly executed as of the date first written above.

STRONGHOLD DIGITAL MINING, INC.

By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Chairman

[Signature Page to the Certificate of Merger]

EXHIBIT A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

STRONGHOLD DIGITAL MINING, INC.

EXHIBIT A
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

STRONGHOLD DIGITAL MINING, INC.

ARTICLE I

The name of the corporation is Stronghold Digital Mining, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 850 New Burton Road, Suite 201, County of Kent, Dover, DE, 19904. The name of the Corporation’s registered agent at that address is Cogency Global Inc.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (as amended from time to time, the “GCL”).

ARTICLE IV

The total number of shares of stock which the Corporation has authority to issue is One Thousand One Hundred (1,100) shares, all of which shall be Common Stock, $0.01 par value per share.

ARTICLE V

The Board of Directors of the Corporation shall have the power to adopt, amend or repeal Bylaws of the Corporation.

ARTICLE VI

Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

To the fullest extent permitted by law, no director or Officer (as defined below) shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability of: (i) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the GCL; or (iv) a director or Officer for any transaction from which the director or Officer derived an improper personal benefit or (v) an Officer in any action by or in the right of the Corporation.  Any amendment, repeal or elimination of this Article VII shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. All references in this Article VII to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the GCL.

ARTICLE VIII

Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation or any of its subsidiaries as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity (a “Covered Person”), to the extent the basis of such proceeding is alleged action in an official capacity as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director or officer; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VIII, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

This Article VIII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

ARTICLE IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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